Exhibit 99.1

Twist Bioscience Reports Second Quarter 2022 Financial Results

-- Record revenue of $48.1M in 2QFY22; Increase of 54% over $31.2M in Fiscal 2021 –

-- Orders Increased 32% in 2QFY22 over Fiscal 2021 to $55.0M --

SOUTH SAN FRANCISCO, Calif. -- (May 5, 2022) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the second quarter of fiscal 2022 ended March 31, 2022.

“We’re building momentum through the first half of fiscal 2022, with another consecutive quarter of record revenue and orders,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We continued to deliver a wide range of products to our customers through the Omicron surge, while bolstering our balance sheet to reduce downside risk in this unpredictable market.”

“Twist Biopharma added 5 new partnerships and 15 programs, with Twist Boston (Abveris) actively working on 81 programs today. For data storage, we are building important relationships with key industry associations and are debugging our integrated CMOS chip for production capacity now, both critical for the introduction of our storage solutions,” continued Dr. Leproust.

“We remain committed to managing our cash burn in our drive toward adjusted EBITDA break even for the core business, which we expect to occur when we reach $300 million in revenue for synbio and NGS,” added Jim Thorburn, CFO of Twist.

FISCAL 2022 SECOND QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the second quarter of fiscal 2022 were $55.0 million compared to $41.7 million for the same period of fiscal 2021.
•	Revenue: Total revenues for the second quarter of fiscal 2022 were $48.1 million compared to $31.2 million for the same period of fiscal 2021.
•	Cost of Revenues: Cost of revenues for the second quarter of fiscal 2022 was $29.7 million compared to $19.0 million for the same period of fiscal 2021.
•	Research and Development Expenses: Research and development expenses for the second quarter of fiscal 2022 were $31.2 million compared to $15.8 million for the same period of fiscal 2021.
•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for the second quarter of fiscal 2022 were $54.0 million compared to $34.4 million for the same period of fiscal 2021.
•	Net Loss: Net loss attributable to common stockholders for the second quarter of fiscal 2022 was $60.7 million, or $1.13 per share, compared to $37.9 million, or $0.78 per share, for the same period of fiscal 2021.
•	Cash Position: As of March 31, 2022, the company had $604.4 million in cash, cash equivalents and investments.

Recent Highlights:

SynBio and NGS

•	Shipped products to approximately 2,000 customers in the second quarter of fiscal 2022, versus approximately 1,700 in the second quarter of fiscal 2021.
•	Shipped approximately 124,000 genes during the second quarter of fiscal 2022, compared with approximately 90,000 in the second quarter of fiscal 2021.
•	Entered into four-year supply agreement with Ginkgo Bioworks, which includes a $58 million minimum in all product purchases over the lifetime of the contract with Ginkgo having the option to access significantly more products from Twist.
•	Launched Twist High Throughput Antibody Production, a gene-to-antibody production platform that enables customers to turn digital DNA sequences into purified IgG antibodies for therapeutic discovery and screening applications.
•	Launched encapsulated synthetic RNA positive controls for SARS-CoV-2 that can be shipped and stored at room temperature to enable Twist to serve customers in regions that do not have an effective cold chain system or easy access to ultra-cold storage and may also allow the use of the controls in point of care settings.
•	Partnered with C2i Genomics to develop whole-genome cancer reference materials to be used to provide diagnostic labs with the ability to better validate and monitor the quality of whole-genome cancer screening and minimal residual disease (MRD) products.
•	Created a replicon tool with Eleven Therapeutics to be used to study viral genome replication and antiviral drug screening for SARS-CoV-2 as well as vaccine and therapeutic development.

BioPharma and DNA Data Storage

•	Signed an agreement with Kriya to discover and optimize novel antibodies to be used with Kriya’s gene therapy technology platform in oncology applications.
•	Signed a collaboration with MediSix Therapeutics to discover novel antibodies to be developed as T-cell therapies.
•	Announced that the DNA Data Storage Alliance, of which Twist is a founding member, has grown to more than 50 members.
•	Joined the Storage Networking Industry Association (SNIA) as a voting member.
•	Became a part of the Digital Preservation Coalition’s (DPC) Supporter Program.

Corporate

•	Raised $269.8 million in net proceeds in an upsized underwritten public offering of common stock.

Updated Fiscal 2022 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2022. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2022, Twist provided the following updated financial guidance:

•	Revenue is now expected to be in the range of $191 million - $199 million
o	SynBio revenue including Ginkgo Bioworks is expected to be in the range of $71 million to $73 million
o	NGS revenue is estimated to be in the range of $94 million to $96 million
o	Biopharma revenue is estimated to be approximately $26 million to $30 million
•	Gross margin is expected to be 37% for fiscal 2022 which reflects the impact of expected costs associated with ramping our Wilsonville, Oregon “Factory of the Future” facility to bring it online; excluding these expected costs, gross margin would be 42% to 44%
•	Operating expenses including R&D and SG&A are expected to be approximately $335 million for the year
•	Net loss is expected to be approximately $260 to $265 million, reflecting the impact of the Abveris acquisition in stock-based compensation and includes:
o	R&D is expected to be approximately $130 million
▪	Approximately $40 million for DNA data storage
o	Stock-based compensation is expected to be approximately $85 million
o	Depreciation is expected to be $13 million
o	Capital expenditures are expected to be $90-$100 million, including building out the “Factory of the Future”

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 4:30 p.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 7377195. A telephonic replay of the conference call will be available beginning approximately four hours after the call through May 12, 2022 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 7377195. The webcast replay will be available for two weeks. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements under the heading “Updated Fiscal 2022 Financial Guidance” on future growth and expansion plans, estimated EBITDA break-even point and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies, including Abveris, and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2022 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Angela Bitting

SVP, Corporate Affairs

Twist Bioscience

abitting@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended March 31,		Six months ended March 31,
	2022	2021	2022	2021
Revenues	$48,127	$31,204	$90,145	$59,364
Operating expenses:
Cost of revenues	29,714	19,028	56,770	37,190
Research and development	31,231	15,791	53,861	29,791
Selling, general and administrative	53,998	34,389	105,096	63,181
Change in fair value of contingent consideration and indemnity holdback	(6,014)	-	(8,840)	-
Total operating expenses	$108,929	$69,208	$206,887	$130,162
Loss from operations	$(60,802)	$(38,004)	$(116,742)	$(70,798)
Interest income	259	157	412	291
Interest expense	(29)	(95)	(54)	(213)
Other income (expense), net	(245)	84	(401)	8
Provision for income taxes	149	(61)	10,554	(107)
Net loss attributable to common stockholders	$(60,668)	$(37,919)	$(106,231)	$(70,819)
Net loss per common share, basic and diluted	$(1.13)	$(0.78)	$(2.06)	$(1.50)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	53,472	48,709	51,673	47,340

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2022	September 30, 2021
Assets
Cash and cash equivalents	$407,627	$465,829
Short-term investments	166,231	12,034
Accounts receivable, net	34,877	28,549
Inventories	44,591	31,800
Prepaid expenses and other current assets	11,049	8,283
Total current assets	664,375	546,495
Long-term investment	30,587	-
Property and equipment, net	91,814	44,122
Operating lease right-of-use assets	78,215	61,580
Goodwill	85,678	22,434
Intangible assets, net	62,493	18,262
Restricted cash, non-current	1,572	1,530
Other non-current assets	6,902	7,674
Total assets	$1,021,636	$702,097
Current liabilities
Accounts payable	$16,815	$14,900
Accrued liabilities	15,942	6,437
Accrued compensation	21,686	22,327
Current portion of operating lease liabilities	14,166	8,213
Current portion of long-term debt	-	1,552
Other current liabilities	16,023	9,623
Total current liabilities	84,632	63,052
Operating lease liabilities, net of current portion	65,496	53,156
Other non-current liabilities	8,147	5,068
Total liabilities	158,275	121,276
Total stockholders' equity	$863,361	$580,821
Total liabilities and stockholders’ equity	$1,021,636	$702,097